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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      March 24, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Wednesday, May 5, 2004 at 10:00 a.m., E.D.T., at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894. Your Board of Directors and senior management look forward to greeting you at the meeting.

        At this meeting, you will be asked to elect the entire Board of Directors of the Company and to ratify the selection of KPMG LLP as the Company's independent auditor for 2004. These matters are important, and we urge you to vote in favor of the nominees and the ratification of the appointment of independent auditor.

        Regardless of the number of shares of common stock you own, it is important that you vote them in person or by proxy at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

        On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

WILLIAM V. HICKEY President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2004

        The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 5, 2004 at 10:00 a.m., E.D.T., at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, for the following purposes:

  1.
  To elect the entire Board of Directors of the Company;

  2.
  To ratify the appointment of KPMG LLP as the independent auditor of the Company for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        A copy of the Company's 2003 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

        The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and carefully, and then vote via the Internet or telephone by following the instructions for voting set forth in the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

        The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at Park 80 East, Saddle Brook, New Jersey 07663-5291 for a period of ten days prior to the Annual Meeting.

By Order of the Board of Directors H. KATHERINE WHITE Secretary

Saddle Brook, New Jersey
March 24, 2004

SEALED AIR CORPORATION
Park 80 East
Saddle Brook, New Jersey 07663-5291

PROXY STATEMENT
Dated March 24, 2004

For the Annual Meeting of Stockholders
To Be Held on May 5, 2004

GENERAL INFORMATION

        This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share, of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, at 10:00 a.m., E.D.T., on May 5, 2004, and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. The Company is first mailing this Proxy Statement and the enclosed proxy to stockholders on or about March 24, 2004.

VOTING PROCEDURES

        Your vote is very important. Stockholders of record may vote via the Internet, telephone or mail. The proxy card contains a web site address and a toll free telephone number that you may use to vote. If you choose to vote by mail, the Company has provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may save the Company the expense of a second mailing if you vote promptly.

Voting via the Internet

        Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Telephone

        Stockholders of record may also vote by calling the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Mail

        If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

If You Wish to Revoke Your Proxy

        Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) voting in person at the Annual Meeting.

Voting at the Annual Meeting

        The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see "Voting by Plan Participants" below. The Company will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of determining the presence of a quorum at the Annual Meeting, and the persons named in the proxy will vote all of these shares at the meeting.

Voting on Other Matters

        If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any other matters to be presented for consideration at the Annual Meeting.

Voting Policies

        Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy.

        Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the election of directors and the ratification of the appointment of the Company's independent auditor. For the purpose of determining a quorum, the Company will treat as present at the meeting any proxies that are voted to abstain, including any proxies containing broker non-votes, on any matter to be acted upon by the stockholders. The Company will treat abstentions, but not broker non-votes, as votes cast on any matter.

Voting by Plan Participants

        For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company, trustee for the Profit-Sharing Plan, for the shares of common stock allocated to the participant's account in the Plan. For each participant in the Company's 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of common stock allocated to the participant's account in the Plan. Internet and telephone voting are also available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on April 30, 2004. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who provide timely voting instructions.

CORPORATE GOVERNANCE

        Under the Delaware General Corporation Law and the Company's By-Laws, the Company's business and affairs are managed by or under the direction of the Board of Directors, which delegates certain responsibilities to its committees and to management. The Board has adopted and operates under Corporate Governance Guidelines that reflect the Company's current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission (the "SEC") and the NYSE. The Corporate Governance Guildlines are available on the Company's web site at www.sealedair.com.

        Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. A director would have a material relationship in any of the following circumstances: if the director were an employee or a member of a director's immediate family were an executive officer of the Company or its subsidiaries, or of a company where any executive of the Company or its subsidiaries serves on the compensation committee, or of a company that makes payments to or receives payments from the Company or its subsidiaries in any year more than the greater of $1 million or 2% of the other company's consolidated gross revenues; or if a director or a member of a director's immediate family receives more than $100,000 in direct compensation (other than fees and compensation provided to directors generally) from the Company and its subsidiaries or were affiliated or employed by the Company's internal auditor or independent auditor. The Company deems any of the applicable affiliations or arrangements described above to constitute a material relationship for three years after its actual termination. The Board of Directors has determined that all of its members except William V. Hickey, T. J. Dermot Dunphy and Kenneth P. Manning are independent. Although not part of the categorical standards adopted by the Board, the Company has not made any contributions to any charitable organization in which a director serves as an executive officer which contributions, in any one year within the preceding three years, exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

        For many years, the Company has had a Code of Conduct applicable to the Company and its subsidiaries. During 2003, the Company also adopted a supplemental Code of Ethics for Senior Financial Executives that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company. The texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives are posted on the Company's web site at www.sealedair.com. The Company will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on its web site. In accordance with the requirements of the SEC and the NYSE, the Company will also post waivers applicable to any of its officers and directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on its web site.

        The Company's Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these committees consist only of independent directors. The Board of Directors has adopted charters for each of the committees. The committee charters are available on the Company's web site at www.sealedair.com.

        The Board of Directors holds six regular meetings per year and meets on other occasions when circumstances require. The Board of Directors met ten times in 2003. Directors spend additional time preparing for Board and committee meetings, and the Company may call upon them for advice between meetings.

        The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Board currently holds three non-management executive sessions per year, all of which were held in 2003. Starting in 2004, one of these non-management executive sessions will have only independent directors present. The Board designates a non-management director to chair each executive session. The presiding director is selected at the regular meeting of the Board prior to the meeting at which a non-management executive session is scheduled. The chairman of the Nominating and Corporate Governance Committee serves as the presiding director if no other director has been selected or if the selected presiding director is unable to serve.

        Under the Corporate Governance Guidelines, the Company expects directors to regularly attend meetings of the Board and of all committees on which they serve and to review the materials sent to directors in advance of those meetings. Nominees for election at each annual meeting of stockholders are expected to attend the annual meeting. Eight of the nine nominees for election at the 2003 annual meeting of stockholders (all of whom then served as directors) attended the 2003 annual meeting.

        Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary at the Company's address shown above, or by sending an email to directors@sealedair.com. In either case, the chairman of the Nominating and Corporate Governance Committee will receive all correspondence and will communicate with the other directors as appropriate. Information on how to communicate with the non-management directors is posted on the Company's web site at www.sealedair.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; STATUS OF MEMBERS

Board Meetings

        During 2003, the Board of Directors held ten meetings, excluding actions by unanimous written consent, including three executive sessions with only non-management directors in attendance. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which the director served during 2003.

Committees of the Board of Directors

Audit Committee

        The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

  •
  the Company's systems of internal accounting and financial controls,

  •
  the public reporting processes of the Company,

  •
  the performance of the Company's internal audit function,

  •
  the annual independent audit of the Company's consolidated financial statements,

  •
  the integrity of the Company's consolidated financial statements,

  •
  the Company's compliance with legal and regulatory requirements, and

  •
  the retention, performance, qualifications and independence of the Company's independent auditor.

        The independent auditor for the Company is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Company's stockholders at the annual meeting of stockholders.

        The current members of the Audit Committee are Hank Brown, who serves as chairman, Michael Chu and Lawrence R. Codey. The Company's Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held fourteen meetings in 2003, excluding actions by unanimous written consent. During 2003, the Audit Committee met privately with representatives of the Company's independent auditor, KPMG LLP, on four occasions, met privately with the Company's Director of Internal Audit on four occasions, and met privately with the Company's management on four occasions.

Nominating and Corporate Governance Committee

        The principal responsibilities of the Nominating and Corporate Governance Committee are to:

  •
  identify individuals qualified to become Board members, consistent with criteria approved by the Board, recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times,

  •
  develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company,

  •
  evaluate the Board and its committees,

  •
  recommend to the Board director nominees for each committee, and

  •
  recommend to the Board the compensation of directors.

        The current members of the Nominating and Corporate Governance Committee are Messrs. Brown, Codey, who serves as chairman, and Charles F. Farrell, Jr. The Company's Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Nominating and Corporate Governance Committee held four meetings in 2003, excluding actions by unanimous written consent.

        The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at the address shown above, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex A and posted on the Company's web site at www.sealedair.com.

        The Nominating and Corporate Governance Committee and the Board have approved qualifications for nomination to the Board. A copy of those qualifications is attached to this Proxy Statement as Annex B. The process by which the Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder. When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (preferably the chairman) and the Chief Executive Officer of the Company will interview each qualified candidate; other directors will also interview the candidate if possible.

Based on a satisfactory outcome of those reviews, the Committee will make its recommendation for approval of the candidate to the Board.

        The Company's By-Laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described above. The By-Laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of the Company's By-Laws is posted on the Company's web site at www.sealedair.com.

Organization and Compensation Committee

        The principal responsibilities of the Organization and Compensation Committee are to assist the Board in fulfilling its responsibilities relating to:

  •
  compensation of the Company's officers and the key employees of the Company and its subsidiaries,

  •
  performance of the Chief Executive Officer of the Company and the Company's management,

  •
  succession planning,

  •
  administration of the Contingent Stock Plan, including authorizing the issuance of shares under that plan, and

  •
  the tax-qualified retirement plans sponsored by the Company.

        The current members of the Organization and Compensation Committee are Messrs. Chu, Farrell, who serves as chairman, and William J. Marino. The Company's Board of Directors has determined that each current member of the Organization and Compensation Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Organization and Compensation Committee held five meetings in 2003, excluding actions by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

        During 2003, Messrs. Farrell and Marino and former director Dr. Shirley Ann Jackson served as members of the Organization and Compensation Committee of the Company, and as of January 1, 2004, Mr. Chu joined this Committee. None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

DIRECTOR COMPENSATION

Board Retainers

        Under the 2002 Stock Plan for Non-Employee Directors, approved by the stockholders at the 2002 Annual Meeting, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting. The Board of Directors has set the annual retainer for 2004 at $60,000, which is the same level as for 2003.

        A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is one-twelfth of the annual retainer paid to non-employee directors elected at the previous annual meeting for each full 30-day period during the period beginning on the date of election of the non-employee director and ending on the date of the next annual meeting provided for in accordance with the Company's By-Laws.

        During 2003, each current director of the Company except Mr. Hickey, who is an officer and employee of the Company, received an annual retainer in the amount of $60,000.

Payment of Retainers

        The Company pays half of each retainer, whether annual or interim, in shares of its common stock, and half in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive all of the retainer in shares of common stock. The Company calculates the number of shares of common stock issued as all or part of an annual retainer by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount payable in shares of common stock divided by the fair market value per share on the date of the director's election to the Board. If any calculation would result in a fractional share of common stock being issued, then the Company rounds the number of shares to be issued up to the nearest whole share.

        The Company pays the portion of a retainer that is payable in shares of common stock to the non-employee director promptly after he or she becomes entitled to receive it. Prior to the issuance of common stock to an eligible director or, if the director has elected to defer the retainer under the Deferred Compensation Plan for Directors, described below, prior to crediting the director's stock account with stock units representing the common stock, the director must pay the Company an issue price equal to the $0.10 per share par value of the common stock and agree to hold the shares of common stock covered by the award in accordance with the terms and conditions of the 2002 Stock Plan, which include restrictions on disposition as described below. The Company pays the portion of an annual retainer payable in cash, if any, in quarterly installments, and the portion of a interim retainer payable in cash, if any, in installments on the remaining quarterly installment dates for cash retainer payments to be made to non-employee directors elected at the most recent annual meeting.

Deferred Compensation Plan

        During the first quarter of 2002, the Board of Directors adopted the Sealed Air Corporation Deferred Compensation Plan for Directors, which permits a non-employee director to elect to defer all or part of the director's annual or interim retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual or interim retainer payable in shares of common stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual or interim retainer payable in cash. The Company holds deferred shares of common stock as stock units in a stock account; the Company does not issue these shares until it pays the non-employee director, normally after retirement from the Board, so that the non-employee director cannot vote the deferred shares. Deferred shares, when issued, are considered to be issued under the 2002 Stock Plan. The Company credits deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

        A director may not sell, transfer or encumber shares of common stock issued under the 2002 Stock Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director's accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since the Company holds deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

        Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of the committee. The chairman of the Audit Committee receives an additional fee of $4,000 per year, and the chairman of each of the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives an additional fee of $2,000 per year. Each non-employee director receives a fee of $1,500 for each Board or committee meeting attended that is held in person (regardless of whether the director attends by conference telephone) and a fee of $750 for each Board or committee meeting attended that is held by conference telephone. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or committee meetings. The Company pays these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Non-employee directors who undertake special assignments at the request of the Board or of any committee of the Board, or who attend a director education program, receive a fee of $1,000 per day.

        When Mr. Dunphy retired as Chief Executive Officer of the Company at the end of February 2000, he entered into a three-year agreement with the Company under which he provided consulting services to the Company. In consideration for these services the Company transferred to Mr. Dunphy 60,000 shares of common stock, which were subject to forfeiture to the Company during the three-year term under specified conditions, none of which occurred during the term, which has now ended.

ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the eight persons named below, all of whom currently serve as directors of the Company.

        At the end of 2003, former director Dr. Shirley Ann Jackson resigned from the Board of Directors in connection with her recent election to the NYSE board of directors. The Company thanks Dr. Jackson for her many years of dedicated and effective service as a director.

        Shares of common stock that are voted as instructed on the proxy card and this proxy statement will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which the Company does not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Information Concerning Nominees

        The information appearing in the following table sets forth, for each nominee as a director, his business experience for the past five years, the year in which he first became a director of the Company or of the former Sealed Air Corporation (described in note 1 below), and his age as of February 27, 2004.

Name	Business Experience	Director Since (1)	Age
Hank Brown	President and Chief Executive Officer of The Daniels Fund, a charitable foundation, since July 2002. Formerly President of the University of Northern Colorado from July 1998 until June 2002. Director of Alaris Medical, Inc., Frontier Airlines, Inc., Sensient Technologies Corporation and StarTek, Inc.	1997	64
Michael Chu	Managing Director and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America, since August 2000. Senior Lecturer on the faculty of the Harvard Business School since July 2003. Formerly President and Chief Executive Officer of ACCION International, a non-profit corporation dedicated to microfinance in Latin America, Africa and the U.S., from October 1994 until December 1999, and Chair of ACCION Capital Markets from January 2000 to April 2001.	2002	55
Lawrence R. Codey	Former President of Public Service Electric and Gas Company, a public utility, until his retirement in February 2000. Director of New Jersey Resources Corporation, The Trust Company of New Jersey and United Water Resources, Inc.	1993	59

T. J. Dermot Dunphy	Chairman and Chief Executive Officer of Kildare Enterprises LLC, a private equity investment and management firm. Chairman of the Board of the Company from 1998 to November 2000. Chief Executive Officer of the Company until his retirement in February 2000. Director of Noveon, Inc.	1969	71
Charles F. Farrell, Jr.	President of Crystal Creek Associates, LLC, an investment management and business consulting firm.	1971	73
William V. Hickey	President and Chief Executive Officer of the Company since March 2000. Formerly President and Chief Operating Officer of the Company. Director of Public Service Enterprise Group Incorporated and Sensient Technologies Corporation.	1999	59
Kenneth P. Manning	Chairman, President and Chief Executive Officer of Sensient Technologies Corporation, an international supplier of flavors, colors and inks. Director of Badger Meter, Inc. and Sensient Technologies Corporation.	2002	62
William J. Marino	President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, a not-for-profit health service corporation. Director of Computer Horizons Corporation.	2002	60

(1)
On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Company's common stock to file reports with the SEC to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of the reports. Based upon a review of the Section 16(a) reports furnished to the Company, along with written representations from or on behalf of executive officers and directors that no such reports were required during 2003, the Company believes that all required reports were timely filed during 2003.

VOTING SECURITIES

        The only voting securities of the Company are the outstanding shares of its common stock. As of the close of business on March 8, 2004, 85,106,697 shares of common stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 8, 2004 will be entitled to notice of and to vote at the Annual Meeting.

        A majority of the outstanding shares of common stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The directors are elected by a plurality of the votes cast in the election. Ratification of the appointment of the independent auditor and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Beneficial Ownership Table

        The following table sets forth, as of the date indicated in the applicable Schedule 13G with respect to each person identified as having filed a Schedule 13G and as of February 27, 2004 with respect to each current director, nominee for election as a director and current executive officer, the number of outstanding shares of common stock and percentage of the class as of February 27, 2004 beneficially owned:

  •
  by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of common stock,

  •
  directly or indirectly by each current director, nominee for election as a director, and current executive officer of the Company named in the Summary Compensation Table set forth below, and

  •
  directly or indirectly by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned		Percentage of Outstanding Shares in Class
Davis Selected Advisers, L.P.(1)	26,643,210		31.3
2949 East Elvira Road, Suite 101 Tucson, Arizona 85706
Hank Brown	6,341	(2)	*
Michael Chu	2,301	(3)	*
Lawrence R. Codey	24,100	(2)(3)	*
T. J. Dermot Dunphy	539,223	(3)(4)	*
Charles F. Farrell, Jr.	14,800	(2)(3)	*
William V. Hickey	417,151	(4)	*
David H. Kelsey	20,164	(4)	*
Kenneth P. Manning	8,043		*
William J. Marino	3,000	(2)	*
Manuel Mondragón	17,350	(3)(5)	*
Robert A. Pesci	93,631	(3)(4)	*
H. Katherine White	49,585	(4)	*
All directors and executive officers as a group (22 persons)	1,504,216	(6)	1.8

*
Less than 1%.

(1)
The ownership information set forth in the table is based on information contained in a Schedule 13G dated February 13, 2004 filed with the SEC by Davis Selected Advisers, L.P. with respect to ownership of shares of common stock, which indicated that Davis has sole voting and dispositive power with respect to 26,643,210 shares.

(2)
The number of shares of common stock listed for Messrs. Brown, Codey, Farrell, and Marino does not include 662, 2,685, 2,685, and 2,685 stock units, respectively, held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units; see "Director Compensation—Deferred Compensation Plan" above.

(3)
The number of shares of common stock held by Mr. Dunphy includes 31,400 shares held by him as custodian for a family member and 17,250 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of common stock held by Mr. Farrell includes 9,800 shares held in a retirement trust. The number of shares of common stock listed for Mr. Codey includes 5,000 shares held by his spouse. The numbers of shares of common stock listed for Messrs. Chu and Mondragón include 1,000 and 12,000 shares, respectively, for which each of them shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Pesci includes 10,500 shares held by a family member.

(4)
This figure includes approximately 65,719, 14,298, 164, 25,981, 5,585 and 143,527 shares of common stock held in the Company's Profit-Sharing Plan trust fund with respect to which Messrs. Dunphy, Hickey, Kelsey, Pesci, Ms. White and the directors and executive officers of the Company who participate in the plan as a group, respectively, may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of February 27, 2004, approximately 2,109,538 shares of common stock were held in the trust fund under the plan, constituting approximately 2.5% of the outstanding shares of common stock. Mr. Dunphy participates in the plan as a former employee of the Company.

(5)
The number of shares of common stock listed for Mr. Mondragón includes approximately 1,350 shares held in the trust fund for the Company's 401(k) Thrift Plan. As of February 27, 2004, approximately 393,582 shares of common stock were held in the trust fund for the plan, constituting approximately 0.5% of the outstanding shares of common stock.

(6)
This figure includes, without duplication, all of the outstanding shares of common stock referred to in notes 3 through 5 above as well as 12,681 shares with respect to which executive officers of the Company share voting and investment power with others and 1,597 shares held by or for family members of executive officers of the Company who are not named in the above table.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards(2)	All Other Compensation(3)
William V. Hickey President and Chief Executive Officer	2003 2002 2001	$423,333 400,000 400,000	$428,000 400,000 300,000	$3,600 3,600 3,600	$1,195,800 1,092,000 0	$15,100 26,350 18,400
Robert A. Pesci Senior Vice President	2003 2002 2001	310,000 297,500 285,000	150,000 150,000 100,000	3,600 3,600 3,600	525,000 0 0	13,964 22,479 15,259
David H. Kelsey Senior Vice President and Chief Financial Officer(4)	2003 2002	310,000 300,000	150,000 150,000	3,600 5,392	0 0	14,425 18,000
Manuel Mondragón Vice President	2003 2002 2001	243,667 235,668 227,833	76,000 85,000 70,000	0 0 0	159,440 0 0	53,020 50,613 48,423
H. Katherine White Vice President, General Counsel and Secretary	2003 2002 2001	218,333 208,333 198,333	85,000 85,000 70,000	3,600 3,600 3,600	199,300 364,000 0	16,763 23,250 15,300

(1)
Perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual.

(2)
Represents the fair market value on the date of an award of common stock made under the Company's Contingent Stock Plan after deducting the purchase price of the shares covered by the award. The total number of unvested shares held by each of the named executive officers as of December 31, 2003 is set forth in the following table, and the fair market values of the unvested shares as of that date are as follows: Mr. Hickey—$8,066,860; Mr. Pesci—$1,326,430; Mr. Kelsey—$1,082,800; Mr. Mondragón—$216,560; and Ms. White—$812,100. As of that date, these awards, all of which were granted with an original vesting period of three years, which has been extended in some cases, vest as follows:

	2004	2005	2006
William V. Hickey	89,000	30,000	30,000
Robert A. Pesci	14,500	0	10,000
David H. Kelsey	20,000	0	0
Manuel Mondragón	0	0	4,000
H. Katherine White	0	10,000	5,000

  During the vesting period, recipients of awards are entitled to receive any dividends or other distributions on the unvested shares they hold.

(3)
The amounts in this column for 2003 include, for each of the named executive officers other than Mr. Mondragón, Company contributions to the Company's Profit-Sharing Plan in the amount of $12,000 per person and Company matching contributions under the Company's 401(k) Thrift Plan in the amount of $1,964 for Mr. Pesci, $2,425 for Mr. Kelsey and $4,763 for Ms. White. In addition, for Mr. Hickey, the 2003 amount includes a premium of $3,100 paid by the Company for a supplemental universal life insurance policy owned by him. For Mr. Mondragón, the 2003 amount represents $17,540 for employer contributions to a defined contribution pension plan in which he participates, $14,600 for vacation benefit, and $20,880 for year-end payment benefit; the latter two benefits are legally-mandated benefits available to all employees of the non-U.S. subsidiary that is Mr. Mondragón's employer. None of the named executive officers participates in any deferred compensation plan or supplemental executive retirement plan or has an employment agreement providing payments to the officer upon a change in control of the Company, although the Company's option to repurchase shares issued under the Contingent Stock Plan terminates upon a change of control, as described below under "Report of the Company's Organization and Compensation Committee on Executive Compensation—Contingent Stock Plan."

(4)
Mr. Kelsey joined the Company on December 3, 2001 and was appointed an executive officer of the Company effective January 1, 2002.

        Stock Options.    Before March 31, 1998, Mr. Mondragón participated in stock option plans maintained by the Company. As of March 31, 1998, the Company terminated these plans except with respect to outstanding options then held by employees, including Mr. Mondragón. Under the terms of those plans, options were granted at an exercise price equal to the fair market value of the common stock covered by the options on the date of grant and became exercisable in three approximately equal annual installments beginning one year after the date of grant with terms of up to ten years and one month. During 2003, Mr. Mondragón exercised options to purchase 11,212 shares of common stock and realized $128,046 upon exercise, representing the difference between the fair market value on exercise of the common stock covered by those options and the exercise price of the options. At December 31, 2003, Mr. Mondragón held no unexercised options to purchase the Company's common stock.

Report of the Company's Organization and Compensation Committee on Executive Compensation

        The following report of the Company's Organization and Compensation Committee sets forth information about the Company's executive compensation program and the 2003 compensation of the executive officers of the Company named above in the Summary Compensation Table.

Compensation Philosophy

        The Company's executive compensation program consists of salaries, annual bonuses tied to performance, and awards under the Company's Contingent Stock Plan. The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Committee is guided by its own judgment and those sources of information, such as compensation surveys, that the Committee considers relevant.

        This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

Salaries and Annual Bonuses

        The Committee is responsible for setting the compensation of the Company's executive officers, including the executive officers listed in the Summary Compensation Table, and other employees of the Company or any of its subsidiaries with base salaries of $175,000 or more. The Committee conducts an annual compensation review during the first quarter of the year. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Committee for the other executive officers and employees whose compensation is set by the Committee. Following a review of those recommendations, the Committee approves cash bonuses for the prior year and salary rates and cash bonus objectives for the current year for the other executive officers and employees with such modifications to the Chief Executive Officer's recommendations as the Committee considers appropriate. Also, the Committee may adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibilities of such officers or employees.

        The Committee bases its decisions on adjustments to salary and cash bonus objectives principally on the responsibilities of the particular executive and on the Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive. The Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining such objectives.

        The Committee determines cash bonuses based upon the attainment of corporate and individual performance objectives for the year in question. The Committee generally places greater emphasis on financial performance than on other personal performance objectives. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieved its business plan for the year in question. The business plan is developed by management and approved by the Board of Directors before the beginning of such year. The Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, the Committee gives greatest weight to the achievement of budgeted targets for net sales, operating income, net earnings, return on investment, measures of expense control, balance sheet items and cash flow as measured by earnings before interest, taxes, depreciation and amortization, commonly called EBITDA. The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available, although they are tied to reasonable growth expectations. The Committee also evaluates executives other than the Chief Executive Officer based upon their attainment of individual management objectives within their particular areas of responsibility.

        During the first quarter of 2003, the Organization and Compensation Committee conducted a compensation review for the executive officers of the Company named in the Summary Compensation Table other than Mr. Hickey, in connection with which Mr. Hickey submitted recommendations to that Committee for 2002 cash bonuses, 2003 salary adjustments and 2003 cash bonus objectives. The Committee approved such recommendations with such modifications as the Committee deemed appropriate, none of which was material. Salary increases in 2003 for the executive officers named in the Summary Compensation Table, other than Mr. Hickey, who is discussed below under the caption "Compensation of the Chief Executive Officer," ranged from 3.4% to 4.8%. These salary increases were based primarily upon the factors discussed above.

        During the first quarter of 2004, the Committee determined cash bonuses for 2003 for Messrs. Pesci, Kelsey and Mondragón and Ms. White. These bonuses reflected the Committee's evaluation of each officer's degree of attainment of individual performance goals for 2003. The bonuses also reflect the extent to which the Company achieved its principal financial objectives during 2003. The Committee also approved 2004 salary adjustments and 2004 cash bonus objectives for Messrs. Kelsey and Mondragón and Ms. White during the first quarter of 2004. During the fourth quarter of 2003, in connection with a significant change in Mr. Pesci's responsibilities, the Committee approved a salary adjustment effective January 1, 2004 and his 2004 cash bonus objective.

Compensation of the Chief Executive Officer

        The Organization and Compensation Committee, after conducting a review of the Chief Executive Officer's performance and compensation with the other non-employee directors, evaluates the performance of the Chief Executive Officer, reviews the Committee's evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. The Organization and Compensation Committee believes that the Chief Executive Officer's cash compensation should be weighted somewhat toward annual incentive compensation in the form of cash bonuses rather than salary but that, on an overall basis, his compensation should be weighted more heavily toward long-term incentive compensation derived from equity ownership in the Company through its Contingent Stock Plan. During the first quarter of 2003, the Organization and Compensation Committee approved a 7% increase in Mr. Hickey's salary, which was the first increase in his salary since he became Chief Executive Officer of the Company on March 1, 2000. The increase recognized the Company's strong operating results in 2002 and Mr. Hickey's leadership in the settlement of major legal claims against the Company during 2002. During the first quarter of 2003, the Organization and Compensation Committee established a 2003 cash bonus objective for Mr. Hickey, which was subject to achievement of pre-established performance goals for 2003 set by the Committee under the Company's Performance-Based Compensation Program, described below under "Compliance with Section 162(m) of the Internal Revenue Code."

        During the first quarter of 2004, the Organization and Compensation Committee certified achievement of one of the pre-established performance goals for 2003. Under the Performance-Based Compensation Program and the pre-established performance goals for 2003, Mr. Hickey was entitled to a cash bonus of up to one quarter of one percent of the Company's net earnings for 2003, or up to $600,000. After consideration of the Company's operating results and performance for 2003, evaluation of Mr. Hickey's leadership and performance during 2003, compensation and performance of chief executive officers of comparable companies and the extent to which the Company achieved its principal financial objectives during 2003, the Committee approved a bonus of $428,000 for 2003. The Committee also established a 2004 cash bonus objective for Mr. Hickey, which is subject to achievement of pre-established performance goals for 2004 under the Performance-Based Compensation Program.

Contingent Stock Plan

        The Company established its Contingent Stock Plan to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. The Plan provides for the award of shares of common stock to such key employees of the Company or any of its subsidiaries as the Committee determines to be eligible for awards. The Company makes awards of its common stock under its Contingent Stock Plan as long-term incentive compensation to its executives and other key employees when the Committee feels such awards are appropriate. The Company expects that recipients of awards will retain a substantial portion of the shares awarded to them to foster an identity of interests with the stockholders of the Company.

        Shares of common stock issued under this Plan are subject to an option in favor of the Company for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to the issue price of the shares, which has always been $1.00 per share. This option is exercisable by the Company only upon the termination of an employee's employment during the vesting period other than as a result of death or total disability. Such option terminates upon the occurrence of any of the events related to change of control of the Company specified in the Plan. Shares of common stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while the Company's option to repurchase the shares remains in effect. Awards are expensed over the three-year vesting period and are considered outstanding for the purpose of calculating diluted earnings per common share upon award.

        The Organization and Compensation Committee makes awards under the Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. The Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in the Plan. However, the Organization and Compensation Committee regularly reviews the stock ownership of key employees and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives. During 2003, the Committee made awards under the Contingent Stock Plan to Messrs. Hickey, Pesci and Mondragón and Ms. White. The Committee made the awards under the Performance-Based Compensation Program. The compensation associated with the awards will be fully tax-deductible by the Company, since the Committee had certified achievement of several of the goals that had been established for calendar year 2002 under the Performance-Based Compensation Program and the size of each of the awards was below the limit set in connection with achievement of those goals.

Compliance with Section 162(m) of the Internal Revenue Code

        In light of gradually increasing compensation levels with a fixed $1 million limit on deductible compensation under Section 162(m), in early 2000, the Company adopted a Performance-Based Compensation Program, which the Company's stockholders approved at the 2000 Annual Meeting. This program permits the Organization and Compensation Committee to make awards under the Company's Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit.

        During the first quarter of 2003, the Committee approved pre-established performance goals based upon calendar year 2003 performance for stock awards that the Committee may make in 2004 under the Contingent Stock Plan to Messrs. Hickey, Kelsey and Pesci, to Ms. White and to several other executives and for Mr. Hickey's 2003 cash bonus. These goals are confidential, but were based on criteria specified in the program. The program provides for goals related to growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, earnings before interest and taxes, commonly called EBIT, EBITDA, earnings per share, successful completion of strategic acquisitions, joint ventures or other transactions, or any combination of the foregoing goals.

        During the first quarter of 2004, the Committee certified achievement of one of the goals that had been established for calendar year 2003, thereby permitting the Company to make fully tax-deductible stock awards under the Contingent Stock Plan during 2004 to the executives mentioned in the previous paragraph up to the limit set in the pre-established goals and certified by the Committee as having been achieved. During the first quarter of 2004, the Committee approved pre-established goals under the Performance-Based Compensation Program based on calendar year 2004 performance for stock awards that may be made in 2005 under the Contingent Stock Plan to Messrs. Hickey, Kelsey, and Pesci, to Ms. White, and to several other executive officers and for Mr. Hickey's 2004 cash bonus.

        The Organization and Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the program, the Organization and Compensation Committee has authorized extensions of vesting dates for awards under the Company's Contingent Stock Plan to certain of the Company's executive officers that were not made under the program. During 2003, non-deductible compensation under Section 162(m) was minimal.

        However, the Organization and Compensation Committee believes that compensation of its executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Organization and Compensation Committee may approve executive compensation that may not be fully deductible.

Stock Performance

        While the Organization and Compensation Committee takes note of the performance of the Company's Common Stock in its compensation decisions, it does not consider stock performance to be a principal determinant in making those decisions, since total return to stockholders as reflected in the performance of the Company's stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance.

        Since management compensation is based upon factors relating to the Company's growth and profitability and the contributions of each of its executives to the achievement of the Company's objectives, the Organization and Compensation Committee believes that it has provided appropriate incentives to align management's interests with the long-term growth and development of the Company and the interests of its stockholders. The Organization and Compensation Committee also believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the Company's financial statements and stock prices should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing the Company's growth and development may have little visible impact in the short term.

  Organization and Compensation Committee
  Charles F. Farrell, Jr., Chairman
  Michael Chu
  William J. Marino

COMMON STOCK PERFORMANCE COMPARISONS

        The following graph shows, for the five years ended December 31, 2003, the cumulative total return on an investment of $100 assumed to have been made on December 31, 1998 in the Company's common stock. The graph compares this return with that of comparable investments assumed to have been made on the same date in (a) the Standard & Poor's 500 Stock Index, and (b) the containers and packaging segment of the Standard & Poor's 500 Stock Index, the published Standard & Poor's market segment for the Company.

        Total return for each assumed investment assumes the reinvestment of all dividends on December 31 of the year in which the dividends were paid. The Company has not paid cash dividends on its common stock during the periods presented.

        The Company's common stock is listed on the New York Stock Exchange (trading symbol: SEE).

SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee has approved the retention of KPMG LLP as the Company's independent auditor to examine and report on the Company's financial statements for the fiscal year ending December 31, 2004, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent auditor for the Company since 1998, and the Audit Committee considers the firm to be well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of the appointment.

        Representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

PRINCIPAL INDEPENDENT AUDITOR FEES

        The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal years ending December 31, 2003 and 2002:

	2003	2002
Audit Fees (1)	$3,931,000	$3,150,000
Audit-Related Fees (2)	743,000	550,000
Tax Fees (3)	1,057,000	1,330,000
All Other Fees (4)	51,000	70,000

Total Fees	$5,782,000	$5,100,000

(1)
Includes services relating to audit of the annual consolidated financial statements, review of quarterly financial statements, issuance of comfort letters, statutory audits, consents, and assistance with the review of documents filed with the SEC.

(2)
Includes services relating to employee benefit plan audits, due diligence assistance, forensic procedures, Sarbanes Oxley 404 readiness assistance, and special purpose financial statements.

(3)
Includes services for global tax compliance services, international expatriate tax compliance, and special tax projects.

(4)
Includes services for pension/actuarial services primarily in Europe.

        All audit and non-audit services provided by KPMG since May 6, 2003 were pre-approved by the Audit Committee or its chairman.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires the Committee to pre-approve all engagements of the Company's independent auditor. Each year, the Audit Committee must approve the independent auditor's retention to audit the Company's financial statements, subject to ratification by the stockholders at the annual meeting. The Audit Committee also approves the fees associated with the audit before the audit begins. At each regular meeting of the Audit Committee, the Audit Committee evaluates other proposed engagements of the independent auditor, including the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence. The Audit Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of the Company's subsidiaries. The Audit Committee has delegated to each member of the Committee the authority to evaluate and approve engagements on behalf of the Committee if a need arises for pre-approval between Committee meetings. At each regular meeting of the Audit Committee, the Committee receives an update on the services approved by one of the members of the Committee since the last meeting and the services provided by and fees paid or accrued to the independent auditor.

REPORT OF THE COMPANY'S AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex C.

        Management is responsible for the Company's internal controls and financial reporting processes. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2003 audited consolidated financial statements. Management represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm's independence. The Audit Committee also considered whether the independent auditor's provision of non-audit services was compatible with maintaining that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent auditor and the Audit Committee's review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the December 31, 2003 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

    Audit Committee
    Hank Brown, Chairman
    Michael Chu
    Lawrence R. Codey

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        In order for stockholder proposals for the 2005 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement for that meeting, the Company must receive them at its principal office in Saddle Brook, New Jersey, directed to the attention of the Secretary, no later than November 24, 2004. The Company's By-Laws set forth the procedures stockholders must follow in order to present any business at an annual meeting of stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2005 Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, the Company must receive a stockholder's notice to the Secretary at the principal office of the Company between November 25, 2004 and February 7, 2005, provided that, if the 2005 Annual Meeting is called for a date that is not within 30 days before or after May 5, 2005, then the Company must receive the notice by the stockholder a reasonable time before the Company mails its proxy statement for the 2005 Annual Meeting. A copy of the Company's By-Laws is posted on the Company's web site at www.sealedair.com.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The Company is delivering, or making available electronically, this Proxy Statement and its 2003 Annual Report to Stockholders, to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which the Company delivers only one annual report or proxy statement, as the case may be, to multiple security holders sharing an address, unless it receives contrary instructions from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless the Company receives instructions to the contrary from one or more of the stockholders within the household.

        Street name stockholders in a single household who receive only one copy of the Annual Report and Proxy Statement may request to receive separate copies. Also, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future. Street name stockholders should follow the householding instructions provided on the Voting Instructions Form.

        Copies of this Proxy Statement and the 2003 Annual Report are available promptly by calling 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

OTHER MATTERS

        The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Georgeson Shareholder will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held of record by these persons. The Company will pay Georgeson a fee of $13,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.

        The Company does not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the holders of the proxies may use their discretion in voting thereon.

By Order of the Board of Directors H. KATHERINE WHITE Secretary
Saddle Brook, New Jersey March 24, 2004

ANNEX A

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Nominating and Corporate Governance Committee and the Board to complete their evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

A-1

ANNEX B

QUALIFICATIONS FOR NOMINATION TO THE BOARD

        The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.
The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

B-1

ANNEX C

SEALED AIR CORPORATION
AUDIT COMMITTEE CHARTER
February 5, 2004

Purpose

        The Audit Committee of the Board of Directors of Sealed Air Corporation is appointed by the Board to assist the Board in fulfilling its responsibility for monitoring and overseeing:

  1.
  the Corporation's systems of internal accounting and financial controls,

  2.
  the public reporting processes of the Corporation,

  3.
  the performance of the Corporation's internal audit function,

  4.
  the annual independent audit of the Corporation's consolidated financial statements,

  5.
  the integrity of the Corporation's consolidated financial statements,

  6.
  the Corporation's compliance with legal and regulatory requirements, and

  7.
  the retention, performance, qualifications, rotation of personnel and independence of the Corporation's independent auditor.

        The independent auditor for the Corporation is ultimately accountable to the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Corporation's stockholders at the annual meeting.

Committee Membership

        The Audit Committee shall consist of not less than three directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. The members shall meet all applicable requirements, including independence and financial literacy requirements applicable to all members and financial expertise requirements that may be applicable to one or more members, of the New York Stock Exchange and the Securities and Exchange Commission.

        The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board. The Board shall also appoint the Chairman of the Committee.

        Because of the Audit Committee's demanding role and responsibilities and the time commitment attendant to Committee membership, each prospective Audit Committee member should evaluate carefully the existing demands on his or her time before accepting this important assignment. No director shall be eligible to serve on the Audit Committee if such director simultaneously serves on the audit committees of three or more other public companies.

Committee Meetings and Procedures

        The Committee will meet at least quarterly. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Audit Committee may form and delegate authority to subcommittees when appropriate, provided, however, that no subcommittee shall consist of fewer than two members.

        The Audit Committee shall make regular reports to the Board, including reviews of any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor, and the performance of the Corporation's internal audit function.

        The Audit Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Committee Authority and Responsibilities

        While the Audit Committee has the authority and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for the Corporation's internal accounting and financial controls, its public reporting processes, the performance of the Corporation's internal audit function, the integrity of the Corporation's financial statements, and the Corporation's legal and regulatory compliance. The independent auditor is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Using reasonable business judgment, the Audit Committee's responsibility is to monitor and oversee these processes. In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to react to changing conditions and circumstances.

        While the fundamental responsibility for the Corporation's financial statements and disclosure rests with management and the independent auditor, the Audit Committee shall review:

  1.
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

  2.
  analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles ("GAAP") on the financial statements;

  3.
  the effect of:

    (i)
    regulatory and accounting initiatives, and

    (ii)
    off-balance sheet structures

    on the financial statements of the Corporation; and

  4.
  the type and presentation of information to be included in earnings press releases paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information.

        The Audit Committee will establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Corporation or others of concerns regarding questionable accounting or auditing matters.

        The following are the principal processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

  1.
  The Audit Committee shall have sole authority to retain the Corporation's independent auditor (subject to stockholder ratification), to terminate the Corporation's independent auditor and to approve any compensation payable to the Corporation's independent auditor for any approved audit or non-audit services, including the fees, terms and conditions for the performance of such services. The Audit Committee shall pre-approve all audit services and shall approve the scope of and planning for the proposed audit for the current year. The Audit Committee also shall pre-approve all non-audit services to be provided by the independent auditor (which approval may be by category of service). The Audit Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services to be provided by the independent auditor, which pre-approvals shall be presented to the full Committee at the next quarterly meeting.

  2.
  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

  •
  the independent auditor's internal quality-control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

  •
  all relationships between the independent auditor and the Corporation, including the disclosure required under Independence Standards Board Standard No. 1, for the purpose of allowing the Audit Committee to assess the auditor's independence. After reviewing the report and the independent auditor's work throughout the year, the Audit Committee shall evaluate the auditor's qualifications, performance and independence, including a review and evaluation of the lead audit partner of the independent auditor. This evaluation shall take into account the opinions of management and the Corporation's internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor and its review of the lead audit partner of the independent auditor to the Board. The Audit Committee shall from time to time consider whether there should be a regular rotation of the Corporation's independent auditor. The Audit Committee shall present its views with respect to the independent auditor to the Board.

  3.
  The Audit Committee shall review each annual audit with the independent auditor at the conclusion of the audit. The review shall include any comments or recommendations of the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review will include any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Corporation. The review should also include discussion of the responsibilities, budget and staffing of the Corporation's internal audit function.

  4.
  The Audit Committee shall review and discuss with the Corporation's Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the Corporation's disclosure controls and procedures and internal controls, as well as any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

  5.
  The Audit Committee shall review and discuss with the Corporation's management and the independent auditor the audited annual consolidated financial statements and quarterly unaudited financial information prior to filing such statements and information in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC, respectively. This review and discussion shall include the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's consolidated financial statements, a discussion with the independent auditor of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and a determination, based on the review and discussions, as well as the processes described in items 2, 3 and 4 above, whether to recommend to the Board that the audited annual consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The review shall also include the yearly report prepared by management and attested to by the Corporation's independent auditor assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report. The Audit Committee shall be responsible for resolving disagreements between management and the independent auditor regarding financial reporting.

  6.
  The Audit Committee shall discuss with management the Corporation's practices regarding earnings press releases, as well as regarding financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee shall review and discuss earnings press releases with the Corporation's management and the independent auditor prior to the releases being made public.

  7.
  The Audit Committee shall produce the annual report of the Committee that is required by the rules of the SEC to be included in the Corporation's annual proxy statement.

  8.
  The Audit Committee shall review the internal audit function of the Corporation including its responsibilities and the expertise and adequacy of its staffing, the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

  9.
  The Audit Committee shall receive, prior to each quarterly meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. The Audit Committee shall consider internal control implications of such findings and management's responses to such findings.

  10.
  The Audit Committee shall receive from the independent auditor any reports and related information mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

  11.
  The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures and review generally the Corporation's processes of risk assessment and risk management.

  12.
  The Audit Committee shall advise the Board regarding the Corporation's programs and procedures for compliance with its Code of Conduct and Code of Ethics for Senior Financial Executives and regarding possible changes in such Codes. The Audit Committee shall have the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest under the Code of Ethics for Senior Financial Executives, as well as to oversee the investigation of and act, or recommend Board action, on any other violations or potential violations of either Code involving any officer of the Corporation.

  13.
  The Audit Committee shall receive and review reports by attorneys representing the Corporation of evidence of any material violation of securities law or breach of fiduciary duty or similar violation by the Corporation or one of its agents.

  14.
  The Audit Committee will review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's consolidated financial statements or accounting, internal control or auditing issues.

  15.
  The Audit Committee shall set policies governing the hiring of employees or former employees of the independent auditor, taking into account, among other factors, the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit.

  16.
  The Audit Committee shall meet separately, at least quarterly, with management, with internal auditors, and with the independent auditor.

  17.
  The Audit Committee shall perform such other duties as may be assigned to it by the Board.

Engagement of Advisors and Auditor

        The Audit Committee shall have the authority to obtain advice and assistance from such internal or external legal, accounting or other advisors as it may choose. The Corporation shall provide appropriate funding to compensate the independent auditor and any advisors employed by the Audit Committee and to pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Evaluation of the Committee

        The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review and evaluate its own performance and report the results of such review to the Nominating and Corporate Governance Committee.

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott
Garden State Parkway at I-80
Saddle Brook, New Jersey 07663-5894
(201) 843-9500

        LOCATION:    Located at the intersection of the Garden State Parkway and Interstate 80 ("I-80"), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

        FROM THE NORTH:    Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make "jug handle" turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

        FROM THE EAST:    Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

        FROM THE SOUTH:    Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

        FROM THE WEST:    Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION
PROXY/VOTING INSTRUCTION CARD
FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the "2004 Annual Meeting") to be held at 10:00 a.m., E. D. T., on May 5, 2004 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2004 Annual Meeting.

        If the undersigned is a participant in Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the undersigned instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2004 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2004 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions.

SEE REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote for election of all Directors and for Proposal 2. If no choice is specified, this proxy when properly signed and returned will be voted FOR election of all Directors and FOR Proposal 2. Please date and sign and return this proxy promptly.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

1.	Election of Directors:	FOR ☐	WITHHELD ☐
Nominees:
01	Hank Brown	05	Charles F. Farrell, Jr.
02	Michael Chu	06	William V. Hickey
03	Lawrence R. Codey	07	Kenneth P. Manning
04	T. J. Dermot Dunphy	08	William J. Marino
For, except vote withheld from the following nominee(s):

2.	Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.
The signer hereby revokes all proxies previously given by the signer to vote at the 2004 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2004 Annual Meeting.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐
Signature(s)	Date

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http:// www.eproxy.com/see		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

Please note that Internet and telephone voting is not available to shareholders who have not exchanged their W. R. Grace & Co. ("Old Grace") shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.
You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Mellon Investor Services LLC. Their contract information can be located in the enclosed Sealed Air Corporation 2003 Annual Report to Stockholders.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 5, 2004
CONTENTS
GENERAL INFORMATION
VOTING PROCEDURES
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; STATUS OF MEMBERS
DIRECTOR COMPENSATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VOTING SECURITIES
EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE COMPARISONS
SELECTION OF INDEPENDENT AUDITOR
PRINCIPAL INDEPENDENT AUDITOR FEES
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE COMPANY'S AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
OTHER MATTERS
POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD
QUALIFICATIONS FOR NOMINATION TO THE BOARD
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS Saddle Brook Marriott Garden State Parkway at I-80 Saddle Brook, New Jersey 07663-5894 (201) 843-9500
SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD FOR 2004 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS